Exhibit 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(a) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

I, Jeffrey A. Paolucci, Executive Vice President and Chief Financial Officer of First Reliance Bancshares, Inc., certify that:

1.	I have reviewed this report on Form 10-K of First Reliance Bancshares, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 14, 2012

/s/ Jeffrey A. Paolucci
Jeffrey A. Paolucci Chief Financial Officer